SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2010

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street Worcester, Massachusetts 01605
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)
Copies to: Thomas A. Rose, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Phone: (212) 930-9700 Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 8.01 Other Events.

On April 15, 2010,  Robert Lanza, Chief Scientific Officer, of Advanced Cell  Technology, Inc. (the “Company”)  adopted a pre-arranged stock trading plan to sell shares of the Company’s common stock beneficially owned  by him.  Dr. Lanza established his plan as part of his individual long-term strategy for asset diversification and liquidity.  This plan was established under Rule 10b-5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s polices regarding securities transactions.   Pursuant to Dr. Lanza’s  10b-5 trading plan,  a brokerage firm may sell up to 3,600,000 shares of the Company's common stock owned by him. The plan is scheduled to terminate on the earlier to occur of October 19,2010, when the execution of all of the trades under the plan have been executed; the date the Broker  (as defined under the plan) receives notice of the liquidation, dissolutions, bankruptcy, insolvency or death of Dr. Lanza or the Broker (as defined in the plan) or receives notice of Dr. Lanza’s termination of the Plan.  The maximum number of shares that may be sold under the plan constitutes 9.68% shares of the Company's common stock that Dr. Lanza beneficially owns.

Any transactions under the foregoing trading plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report on specific plans by the Company’s other officers or directors, nor to report modifications, terminations, transactions or other activities under the plan of Dr. Lanza or the plan of any other officer or director.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIGNATURES

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: April 21, 2010